Exhibit 10.31


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THE STATE OF ALABAMA

COUNTY OF TUSCALOOSA


                                 LEASE AGREEMENT

     This Lease made and entered into on this the 18th day of May, 2000, by and between Surgical Innovations & Services, Inc. and its successor in interest. hereinafter referred to as Lessee, and Mike Kilgo and Karen M. Kilgo, hereinafter referred to as Lessor.

                              W-l-T-N-E-S-S-E-T-H:

     The Lessor does hereby lease and rent unto the Lessee, and the Lessee does hereby take as tenant under said Lessor, a portion of the premises located in the City of Tuscaloosa, Alabama. said portion being more particularly described as follows: 1001 23rd Avenue, Suite D;

     To be used by the Lessee and Lessee's employees only for the conducting of the Lessee's Business, which is, Sales Rental and Brokerage of Surgical Equipment and Technical Support and for no different object or purposes, for and during the lease term, which shall be for a period of twenty four months, to wit, beginning August 1,2000, and ending, July 3l, 2002 both inclusive.

     In consideration whereof, the Lessee agrees to pay ~ Lessor, In Tuscaloosa, Alabama, an annual rental amount equal to the sum of $ 9.50 dollars per square foot of leased premises, payable in monthly installments of $1980.00 each said installment due and payable on the 1st day of each month during said lease term; the total rent for the term of this lease is Forty Seven Thousand Five Hundred Twenty and No/100 dollars.

     The Lessee and Lessor also agree to the following covenants and conditions

 1. Upon delivery of the premises to the Lessee, .the Lessee shall examine the premises, and the taking possession thereof is conclusive evidence of the receipt of them in good order and repair and that the Lessee is satisfied herein. and Lessee agrees that no representation as to condition or repair has been made except as In contained in this lease and Lessee agrees that no promise to decorate, alter, repair or improve the premises has been made except such as is contained In this lease.

 2. Lessee shall not have the right or power to sublet the premises or any part thereof, or to transfer or assign this lease without written consent of Lessor which Lessor shall not unreasonably withhold or delay; nor shall Lessee offer any portion of the premises for sublease by placing on the same any "to rent", "furnished offices", "rooms for rent", or similar sign or notice or by advertising the same in any newspaper or place or manner whatsoever without the consent in writing of Lessor.

 3. In the event the Lessee vacates or abandons the leased premises before the expiration of the term, whether voluntarily or involuntarily or violates any of the terms, conditions, or covenants hereof; the Lessor shall have the privilege, at Lessor's option, of re-entering and taking possession of the leased premises and let the same as agent of Lessee and apply the proceeds received from such letting towards the payment of the rent and/or other charges due by Lessee under this lease and such re-entry or reletting shall not discharge Lessee under the terms hereof, or at the option of the Lessor the rent for the entire term shall at once become due and payable and Lessor may proceed to collect the rent for the entire term as if by the terms of this lease the entire rent for the entire month should be made payable in advance. It shall not be necessary to give notice of rent being due and unpaid or of other conditions broken or to make demand for rent, the execution of this lease signed by the parties hereto


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     being sufficient notice of the rent being due and demand for the same, and it shall be so construed, any law, usage or custom to the contrary notwithstanding. any law, usage or custom to the contrary notwithstanding.

 4. If Lessor's right to possession is terminated and Lessor relets the premises on account of Lessee, Lessor hall not be required to accept any tenant offered by Lessee or to exercise any diligence whatsoever in procuring another tenant or to otherwise mitigate Lessee's damages.

 5. In the event the leased premises are totally destroyed by fire, rain, wind or other cause beyond the control of Lessee, or are condemned and ordered torn down by the properly constituted authorities of the State, County, City or other authority. then in either of these events, this lease shall cease and terminate as of the date of such destruction of said premises, the Lessee paying up to said date and the lessor refunding the rents collected beyond said date.

 6. If the leased premises are damaged by fire, rain, wind or other cause beyond the control of Lessee, ~. as to render the same partially untenantable or partially unfit for the use or purpose for which the same are hereby let, and are repairable within a reasonable time, then. in that event this lease shall remain in full force and effect and the lessor shall within a reasonable time restore said premises to substantially the condition the same were in prior to said damages, and there shall be an abatement in rent in the proportion that the damaged portion of the leased premises bears to the whole of said leased premises as the same shall affect Lessee's use.

 7. If the whole or any part of the demised premises shall be taken by Federal, State, County, City or other authority for public use or under any statute, or by right of eminent domain, then when possession shall be taken thereunder of said premises, or any part thereof the term hereby granted and all rights of the Lessee hereunder shall immediately cease and terminate, and the Lessee shall not be entitled to any part of any award that may be made for such taking, nor to any damages thereof except that the rent shall he adjusted as of the date of such termination of this lease.

 8. The Lessor shall in no event be. liable. for damages for stoppage of heating and air conditioning equipment or plumbing or water closets or light or breaking or getting out of order machinery or appliances pertaining to the building breaking or getting or getting out of order, or being out of repair, the Lessor shall not be liable for any injury or claims arising out of any defect in the building or premises, to the Lessee or Lessee's employees, agents, or invitees unless the Lessor is deemed to be negligent in causing the injury or claim of injury to person or property.

 9. Should any of the electrical or other equipment belonging to the premises become unserviceable, the Lessor shall have a reasonable time after notification in writing to have the same repaired, without any liability however, to the Lessee for damage or inconvenience.

10. Lessor shall have the right at all reasonable times to enter the leased premises and inspect the same and to show the same to prospective tenants or purchasers. Lessor shall also have the right to display "For Rent" signs on said building or premises and to advertise the same for lease, and may at any time remove placards, sign fixtures, alterations or additions not in conformity with this lease, or with the rules and regulations now or hereafter adopted and may make such repairs and alterations as may be deemed by Lessor necessary to the preservation of the leased premises or the building.

11. All personal property placed in the leased premises, or in the store room or in any other portion of said building or any place appurtenant thereto, shall be at the risk of Lessee, or the parties owning the same, and Lessor shall in no event be liable for the loss of or damages to such property of nor for any injury incurred by co-tenants or servants of tenants or occupants or any other person whosoever in or about the building.


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12.  The Lessee will pay a reasonable attorney's fee to Lessor's attorney in the event Lessor employs an attorney to collect any rent or other charges due hereunder by Lessee, or to protect the interest of Lessor in the event the Lessee is adjudged a bankrupt, or legal process is levied upon the goods, furniture, effects or personal property of the Lessee upon said premises, or upon the interest of the Lessee in this lease or in said premises, or in the event the Lessee violates any of the terms, conditions or covenants on the part of the Lessee herein contained. In order to further secure the prompt payment of said rents, as and when the same mature, and the faithful performance by Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages and costs that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the Lessee does thereby waive any and all rights to claim personal property as exempt from levy and sale.

13. As a part of the consideration hereof the Lessee hereby covenants and agrees to indemnify, to defend, and to hold the lessor free and harmless from any and all losses, damages, attorneys fees, expense of litigation, all other expenses whatsoever, and all liability for claims for damages, or other claims for personal injury, or death, sustained by Lessee, or sustained by any other person, while on the leased premises during the terms or this lease from any cause whatsoever provided, however, this Indemnification shall not extend to claims or damages resulting from the negligent or willful ads or omissions. of Lessor's servants, agents or employees

14. The Lessor does not warrant or represent that the premises herein described conform to the requirements of the City of Tuscaloosa laws, and, it is distinctly understood and agreed that the Lessor, at Lessor's option may void this lease in the event that the said City demands any repairs or improvements other than any set forth in this lease.

15. Lessor agrees to provide and pay the cost of water service from the City of Tuscaloosa. In addition, Lessor will provide parking lot lighting and shall be responsible for all sums due for electrical service necessary to provide said parking lot lighting. Lessor agrees to maintain the "outside" premises and parking lot.

16. Lessee shall not construct or place signs, awnings, marquees, or other structures projecting from the exterior of any part of the building or premises without the express written consent of the Lessor. All signs, lettering, and the like on the building shall be in good taste and in keeping with the image and decor of the building and premises. It is expressly agreed that Lessor must consent to and approve any such lettering, signs, or any other method of identification of the tenant or advertising of any kind or description. Such consent will not be unreasonably withheld. In the event that any signs, lettering or such like are placed on the building or premises by anyone without the consent of Lessor, Lessor may remove such signs, lettering or such like at the tenant's expense which shall be added to the rent or treated as a breach of this lease at Lessor's option. Such removal by Lessor shall only be done after giving tenant 15 days written notice.

17. Lessee shall be responsible only for the replacement or repair of any damaged or broken glass or other part. of the building, caused by Lessee or Lessee invitees, guest, or customers. In the event such replacement or repair is not done by Lessee within 15 days, Lessor may, at its option, make such repair or replacement and add the cost to Lessee's rent which shall be due and payable as any other rental charge.

18. Lessee's covenant to pay rent, including any additional charges set out herein, is and shall be independent of each and every other covenant of this lease. Lessee expressly agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action or claim. Payments should be mailed to Mike Kilgo, 3118 30th Avenue East Tuscaloosa, AL 35404.

19. It is agreed that the Lessor will pay in addition to the regular lease payment a pro rate share of the property taxes and property insurance cost. This shall be computed on a per square foot basis annually. These costs shall be due and payable at the same the last monthly payment of the year is due.


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20.  Lessee shal1 have the option to renew this Lease for the same terms and conditions as herein stated for the original term; provided, however, that the rent for the demised premises shall be increased in the same proportion as any increase in the Consumer Price Index (All Cities), property insurance and property taxes between the date hereof and the first date of such renewal term. Lessee shall give notice of exercise of the option to renew this Lease by notice in writing given to Lessor at the address of 3118 30th Avenue East, Tuscaloosa, AL 35404; not later than 60 days prior to the expiration of the original term.

21. Upon execution of this Lease and prior to taking occupancy of the leased premises, the Lessee shall pay a deposit to the Lessor in the amount of One Thousand Nine Hundred Eighty and No/1 00 dollars. T aid. shall be returned to the Lessee at the end of the term herein less such costs as be necessary to fix, repair or remedy any damages or waste to the leased premises beyond normal wear and tear. The Lessor shall have 30 days from the end of the term of the said Lease to return the deposit, if any, to the Lessee in order to give the Lessee time to determine the condition of the leased premises after being vacated by the Lessee.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on this the 18th day of May. 2000.


                                        By: /s/ Mike Kilgo
-------------------                         ------------------------------------
Witness                                     Lessor - Mike Kilgo


                                        By: /s/ Karen Kilgo
                                            ------------------------------------
                                            Lessor - Karen Kilgo


/s/ Craig K. Carra                      By: /s/ Robert L. Crutchfield, pres./DW
----------------------------                ------------------------------------
Witness                                     Lessee - Bob Crutchfield
                                            Surgical Innovations & Service, Inc.


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ADDENDUM TO LEASE


This Addendum is made a part of the said Lease attached hereto as if it were fully set out herein.

     For and In consideration of Two Thousand Two Hundred Fifty and No/100 Dollars ($2,250.00), which is due upon execution of the said attached Lease, the premises described in the said Lease shall be held and made available by the Lessor for occupancy by the Lessee starting August 1, 2000. The term of the said Lease starts August 1, 2000 and ends July 31, 2002.

     Upon execution of the said Lease and payment of the sum as set above, the Lessor and Lessee are legally bound and obligated to make available and to occupy the leased premises and to abide by the terms of the said attached Lease. Lessor shall make the premises available to Lessee by June 1, 2000, from which time Lessee may begin to move its belongings to the 1eased premises.

Date: 5/18/00

                                        By: /s/ Mike Kilgo
-------------------------                   ------------------------------------
Witness                                     Lessor - Mike Kilgo


                                        By: /s/ Karen Kilgo
                                            ------------------------------------
                                            Lessor - Karen Kilgo


/s/ Craig K. Carra                      By: /s/ Robert L. Crutchfield, pres./DW
-------------------------                   ------------------------------------
Witness                                     Lessee - Bob Crutchfield
                                            Surgical Innovations & Service, Inc.


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